Exhibit 23.2 - Consent of Independent Auditors
Morrison Health Care, Inc.




     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Morrison Health Care, Inc. 1996 Non-Executive Stock Incentive Plan of our report dated June 21, 1996, with respect to the consolidated financial statements of Morrison Health Care, Inc. and Subsidiaries incorporated by reference in its Annual report (Form 10-K) for the year ended June 1, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        By:/s/ERNST & YOUNG LLP
                                           ERNST & YOUNG LLP

Atlanta, Georgia
January 21, 1997